EXHIBIT 10.4

RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

Nancy Castro

Chicago Title Insurance Company

171 N Clark Street

Chicago, IL  60601

ASSIGNMENT OF LEASE

(8810 Calvine Road, Elk Grove)

THIS ASSIGNMENT OF LEASE (“Assignment”), dated for reference purposes as of July 2nd, 2010, is entered into by and between CALVINE SOUTH, LLC (“Assignor”), a California limited liability company, and INLAND DIVERSIFIED ELK GROVE CALVINE, L.L.C., a Delaware limited liability company, (“Assignee”), and is executed on behalf of each party on the dates set forth at the end of this Assignment.

RECITALS

A.

Assignor, is owner in fee of that certain real property located in the City of Elk Grove, County of Sacramento, California, (assigned Assessors Parcel Number 115-2010-004-0000), and more particularly described in the attachment hereto which is incorporated by this reference (the “Property”).

B.

The Property is improved with a building leased to Kohl’s Department Stores, Inc., doing business as Kohl’s (“Kohl’s”), pursuant to a Lease dated March 19, 2007, as originally entered into by and between Kohl’s Department Stores, Inc., a Delaware corporation (“Kohl’s”), as Tenant, and Fruitridge & Stockton, LLC, a California limited liability company (“Fruitridge”), Petrovich Development Company, LLC, a California limited liability company (“Petrovich”), and Calvine & Elk Grove-Florin, LLC, a California limited liability company (“Calvine”; Fruitridge, Petrovitch, and Calvine are hereinafter referred to collectively as “Assignor’s Predecesors”), collectively, as Landlord, (the “Lease”) which was assigned to Assignor by an Assignment of Lease (the “Lease Assignment”), dated April 26, 2007 and recorded on June 29, 2007 (the “Lease Assignment”).  The Lease was amended by a First Amendment to Lease dated February 4, 2008, a Lease Supplement dated February 25, 2008, and a Second Amendment to Lease dated May 20, 2009 (the “Amendments”). The Lease, the Lease Assignment, and the Amendments are hereinafter referred to collectively as the “Lease”.

C.

Assignor is conveying to Assignee, and Assignee is acquiring from Assignor, all of Assignor’s right, title and interest in and to the Property.   In connection therewith Assignor

desires to assign to Assignee, and Assignee desires to accept the assignment of all Assignor’s right, title and interest in and to the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, and intending to be legally bound, the parties agree as follows:

1.

Assignment.    Effective as of the “Effective Date” as hereinafter defined, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Lease together with all of the rents, income, receipts, revenues, issues, profits, security deposits, prepaid rents, if any, and all other benefits arising or issuing from or out of the Lease, together with any and all rights which Assignor may have against the Tenant under the Lease.  Assignor shall remain responsible and liable for all liabilities and expenses and landlord obligations relating to the Lease that occur and/or accrue on or before the Effective Date.  Assignor’s rights and obligations under that certain Settlement Agreement and Mutual Limited Release dated December 28, 2007, between Assignor’s Predecessors and Kohl’s (the “Settlement Agreement”) is expressly excluded from this assignment, and Assignor shall remain responsible for all obligations arising under the Settlement Agreement.

2.

Assumption.   Assignee hereby accepts the foregoing assignment, transfer and conveyance and assumes, as of the Effective Date, as its own obligations, all of Assignor’s duties and obligations under the Lease arising and occurring from and after the Effective Date and Assignee agrees to perform all of such duties and obligations in accordance with the terms and provisions of the Lease.  Assignee shall be responsible for all liabilities and expenses and landlord obligations relating to the Lease that occur and/or accrue after the Effective Date.

3.

Effective Date.   This Assignment shall be effective as of the date and time (the “Effective Date”) that a deed conveying the Property from Assignor to Assignee is recorded in the Official Records of Sacramento County, California.

4.

Indemnity of Assignee.   Assignor agrees to and shall indemnify and defend Assignee against and hold Assignee harmless from any and all losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys’ fees, incurred by Assignee as a result of any claim arising under the Lease, and based on events occurring or accruing on or before the Effective Date of this Assignment.

5.

Indemnity of Assignor.   Assignee agrees to and shall indemnify and defend Assignor against and hold Assignor harmless from any and all losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys’ fees, incurred by Assignor as a result of any claim arising under the Lease, and based on events occurring or accruing after the Effective Date of this Assignment.

6.

 Severability.    If any term of this Assignment, or the application of such term to a person or circumstance, shall to any extent be declared invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall remain valid and enforceable to the fullest extent permitted by law.

7.

Binding on Successors.   This assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal and personal representatives, successors and assigns.

            8.

Attorneys Fees.   In the event a dispute arises concerning the performance of the obligations hereunder or the meaning or interpretation of any provision of this Assignment, the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the prevailing party in establishing its rights hereunder including, without limitation, court costs and reasonable attorneys’ fees.   The venue for any legal action shall in Sacramento County, California.

 9.

Governing Law.   This Assignment shall be governed by the laws of the State of California.

10.

Notices.    All notices and demands which either party is required or desires to give to the other shall be given in writing by certified mail, return receipt requested with appropriate postage paid; by personal delivery; by facsimile, or by private overnight courier service to the address or facsimile number set forth below for the respective party, provided that if any party gives notice of a change of name or address or number, notices to that party shall thereafter be given as instructed in such notice.  All notices and demands so given shall be effective only upon receipt by the party to whom notice or demand is being given.

If to Assignor:

Calvine South, LLC

c/o Paul S. Petrovich

825 K Street

Sacramento, California  95814

Telephone: (916) 442-4600

Fax: (916) 442-6313

If to Assignee:

 INLAND DIVERSIFIED ELK GROVE CALVINE, L.L.C.

 c/o Inland Diversified Real Estate Trust, Inc.

 2901 Butterfield Road

 Oak Brook, IL 60523

                                                            Telephone: (630) 218-4925

 Fax:  (630) 218-4935

Copy to:

The Inland Real Estate Group, Inc.

Attention:  General Counsel

2901 Butterfield Road

Oak Brook, IL 60523

Fax:  (630)218-4900

11.

Counterparts.   This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

[see separate signature page]

IN WITNESS WHEREOF, the parties have executed this Assignment on the date set forth below each of their respective signatures.

ASSIGNOR:

CALVINE SOUTH, LLC

A California limited liability company

By:  /s/ Paul S. Petrovich

Dated:  July 2, 2010

       Paul S. Petrovich

       Manager

ASSIGNEE:

INLAND DIVERSIFIED ELK GROVE CALVINE, L.L.C.

A Delaware limited liability company

By:  /s/ Lou Quilici

Dated:  July 2, 2010

Name:       Lou Quilici

Its:  Authorized Agent

 [Attach Notary Acknowledgments [attached]]

ATTACHMENT TO ASSIGNMENT OF LEASE

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF ELK GROVE, COUNTY OF SACRAMENTO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

Parcel 1, as shown on that certain Parcel Map titled "Calvine Pointe Kohl's Parcel", recorded in Book 204 of Parcel Maps, Page 6, Sacramento County Records.

Together with transfer Parcel 1 described as follows:

Being a portion of that certain parcel of land as described in Book 20041021 at Page 2297, Official Records of Sacramento County as shown on that certain Parcel Map filed in Book 204 Page 6, records of Sacramento County, more particularly described as follows:

Beginning at the Easterly terminus of the certain course in the Northerly boundary of said Parcel 1 having a bearing and distance of North 89° 33' 08" East, 157.82 feet; thence from said point of beginning along the Easterly line of said parcel, South 00° 11' 57" West, a distance of 34.82 feet to the Southerly line of said parcel; thence leaving said Easterly line, North 89° 50' 07" East, a distance of 43.35 feet; thence North 00° 11' 57" East, a distance of 34.61 feet to a point on the Southerly line of Calvine Road (50' wide) as shown on said Parcel Map; thence along said Southerly line, North 89° 33' 08" West, a distance of 43.35 feet to the point of beginning.

Excepting therefrom all those portions of said parcel included within Parcel 1 as shown on that certain Parcel Map filed in Book 204, Page 6 of Parcel Maps, records of Sacramento County, more particularly described as follows:

Transfer Parcel 2:

Beginning at the Southerly terminus of the certain course in the Easterly boundary of said parcel having a bearing and distance of North 00° 17' 49" East, 138.58 feet; thence from said point of beginning, along the Southerly prolongation of said Easterly line, South 00° 17' 49" West, a distance of 4.86 feet; thence South 89° 48' 03" East, a distance of 87.52 feet to a point on the East line of said parcel, said line having a bearing and distance of South 00° 11' 57" West, 5.00 feet; thence along said East line, North 00° 11' 57" East, a distance of 4.86 feet to a point on the Northerly line of said parcel; thence along said Northerly line, North 89° 48' 03" West, a distance of 87.51 feet to the point of beginning;

Transfer Parcel 3:

Beginning at the Southerly terminus in the East line of said Parcel 1, said line having a bearing and distance of South 00° 11' 57" West, 5.00 feet; thence along the Northerly line of said Parcel 1, South 89° 48' 03" East, a distance of 173.95 feet; thence leaving said Northerly line, South 00° 12' 22" West, a distance of 4.18 feet; thence North 89° 48' 03" West, a distance of 173.95 feet to the

Southerly prolongation of said East line of Parcel 1; thence along said prolongation, North 00° 11' 57" East, 4.18 feet to the point of beginning;

Transfer Parcel 4:

Beginning at the Easterly terminus of that certain course in the Northerly line of said Parcel 1, having a bearing of North 89° 48' 03" West and a distance of 257.07 feet; thence along said North line, North 89° 48' 03" West, a distance of 83.11 feet to a point on the East line of that certain parcel of land described in that certain document recorded in Book 20041021, at Page 2297, Official Records of said county; thence along the Southerly prolongation of said East line, South 00° 12' 22" West, a distance of 4.18 feet; thence North 89° 48' 03" East, a distance of 83.12 feet to the Southerly prolongation of the East line of said Parcel 1, said line having a bearing of North 00° 11' 57" East and a distance of 59.33 feet; thence along said prolongation, North 00° 11' 57" East, 4.18 feet to the point of beginning.

This legal description is pursuant to Lot Line Adjustment No. EG-08-023, recorded February 18, 2009 in Book 20090218, Page 1498, Official Records.

PARCEL TWO:

Non-exclusive reciprocal easements for ingress and egress by vehicular and pedestrian traffic and vehicle parking upon, over and across that portion of the property improved with roadways and paved parking areas, as more particularly described and set forth in the "Declaration of Covenants, Conditions, Restrictions and Provision for Reciprocal Easements", recorded November 22, 2005 in Book 20051122, at Page 2350, Official Records.

PARCEL THREE:

Non-exclusive easements for ingress, egress, parking, utility lines and facilities, signs, permanent drive, storm drainage and detention easements, pedestrian access and building encroachments, as more particularly described and set forth in the "Reciprocal Easement Agreement", recorded March 30, 2007 in Book 20070330, at Page 1688, Official Records, amended by "(First Amendment to) Reciprocal Easement Agreement", recorded June 10, 2009 in Book 20090610, at Page 1180, Official Records and amended by "Second Amendment to Reciprocal Easement Agreement", recorded January 14, 2010 in Book 20100114, at Page 0170, Official Records.

PARCEL FOUR:

Non-exclusive easements for ingress and egress of motor vehicles and pedestrians, as more particularly described and set forth in the "Declaration (and Notice) of Covenant to Grant Reciprocal Access (Calvine Pointe Shopping Center)" dated July 9, 2007, executed by Calvine South, LLC, a California limited liability company  recorded July 9, 2007, Book 20070709, Page 0422, of Official Records.

APN: 115-2010-004-0000